Exhibit 99.1

ELLINGTON FINANCIAL LLC PRICES
OFFERING OF SENIOR NOTES
OLD GREENWICH, CONNECTICUT, August 15, 2017—Ellington Financial LLC (NYSE: EFC) ("Ellington Financial" or the "Company") today announced the pricing of its private placement to eligible purchasers of $81 million in aggregate principal amount of 5.25% senior unsecured notes due September 2022 at 100% of par. The offering may be upsized prior to closing, subject to a maximum aggregate principal amount of $100 million. The offering is expected to close on August 18, 2017, subject to customary closing conditions.
The Company intends to use the net proceeds from the offering to acquire its targeted assets. The Company may also use the net proceeds of the offering for working capital and general corporate purposes.
The securities to be offered have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A, by institutional accredited investors under Regulation D and outside the United States pursuant to Regulation S.
This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 16, 2017, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.ellingtonfinancial.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ellington Financial LLC
Ellington Financial LLC is a specialty finance company that primarily acquires and manages mortgage-related and consumer-related assets, including residential mortgage-backed securities, residential and commercial mortgage loans, consumer loans and asset-backed securities backed by consumer loans, commercial mortgage-backed securities, real property, and mortgage-related derivatives. The Company also invests in corporate debt and equity, including distressed debt, collateralized loan obligations, non-mortgage-related derivatives, and other financial assets, including private debt and equity investments in mortgage-related entities. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.